Exhibit 99.1

Company Contacts:
Myles S. Odaniell	Randy C. Martin
President and Chief Executive Officer	Executive VP and Chief Financial Officer
(314) 721-4242	(314) 721-4242
For Immediate Release Monday, April 12, 2010
SPARTECH NAMES O’NEILL TO LEAD PACKAGING TECHNOLOGIES BUSINESS

ST. LOUIS, April 12, 2010 — Spartech Corporation (NYSE:SEH), a leading producer of plastics materials and packaging, announced today that Carol O’Neill has been named as Senior Vice President, Spartech Packaging Technologies. Ms. O’Neill will have overall responsibility for the Company’s packaging business, reporting to Myles Odaniell, President and Chief Executive Officer.
     “Spartech continues to focus on building and accelerating the profitable growth of our Packaging Technologies platform,” said Myles Odaniell, President and Chief Executive Officer. “Carol brings over 20 years of extensive strategic and operational leadership skills to the Spartech leadership team and will have responsibility for development and execution of strategies to deliver on these goals. We are pleased to have a leader with her broad-based skills and background join our executive team to lead our packaging business. We look forward to Carol’s contributions enhancing our packaging business and the overall performance of our Company.”
Ms. O’Neill was most recently President of Flying Food Group, a privately held food company. She has extensive packaging experience with more than 11 years at Sealed Air Corporation where she held numerous leadership and management roles including Vice President Business Development, responsible for corporate strategy, M&A, and management of several acquired businesses. She chaired the Business Innovation Board responsible for the company’s growth plans and served in roles as Vice President and CIO, Project Director for the Global SAP implementation and Director of Manufacturing Performance Improvement for Sealed Air. Ms. O’Neill has also served in several consulting and leadership roles, including time with The World Bank and New York City Transit Authority following her receipt of a BA from Princeton University and a Masters Degree and MBA from Stanford University.
Carol O’Neill, Senior Vice President Spartech Packaging Technologies, commented “What attracted me to Spartech is the opportunity to take a business with strong fundamentals and help it realize its significant potential for growth and value creation. I look forward to working with a team that has made significant financial improvements to build a packaging organization that consistently delivers innovative solutions for our customers.”
Ms. O’Neill is the third executive leadership team announcement this year as the Company continues to expand and enhance its leadership team to support strategic growth and continuous earnings improvement.
Spartech Corporation is a leading producer of plastic products including polymeric compounds, concentrates, custom extruded sheet and rollstock products, and packaging technologies for a wide spectrum of customers. The Company’s three business segments, which operate facilities in the United States, Mexico, Canada, and France, annually process approximately one billion pounds of plastic resins, specialty plastic alloys, and color and specialty compounds.

SPARTECH CORPORATION
SENIOR VP SPARTECH PACKAGING TECHNOLOGIES

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events and expectations and include statements containing such words as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects,” and similar expressions. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, those risk and uncertainties described in Spartech’s most recent Annual Report on Form 10-K, including under “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors.” These reports can be accessed through the “Investors” section of Spartech’s website at www.spartech.com. Spartech assumes no responsibility to update forward looking statements, except as required by law.